EXHIBIT 1.5

                            JOINT FILING AGREEMENT

            This JOINT FILING AGREEMENT, dated as of March 17, 2000, is made by and between Telxon Corporation, a Delaware corporation ("Telxon"), and The Retail Technology Group, Inc., a Delaware corporation and wholly owned subsidiary of Telxon ("Retail Group") and Telxon Systems Services, Inc., a Delaware corporation and a wholly owned subsidiary of Retail Group ("Services"). Telxon, Retail Group and Services collectively referred to herein as the "Parties" and each individually as a "Party." Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the Parties hereby acknowledge and agree that the foregoing Statement on Schedule 13D is filed on behalf of each such Party and that all subsequent amendments to the Statement on Schedule 13D shall be filed on behalf of each of the Parties without the necessity of filing additional joint acquisition statements. The Parties hereby acknowledge that each Party shall be responsible for timely filing of such amendments, and for the completeness and accuracy of the information concerning such Party contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other Party, except to the extent that such Party knows or has reason to believe that such information is inaccurate.

            IN WITNESS WHEREOF, the Parties hereto have executed this Joint Filing Agreement as of the day and year first above written.

                                    TELXON CORPORATION


                                    By:  /s/ John W. Paxton, Sr.
                                         -----------------------
                                         John W. Paxton, Sr.
                                         Chairman of the Board and
                                         Chief Executive Officer


                                    THE RETAIL TECHNOLOGY GROUP, INC.


                                    By:  /s/ Woody M. McGee
                                         -----------------------
                                         Woody M. McGee
                                         Vice President and Chief
                                         Financial Officer


                                    TELXON SYSTEMS SERVICES, INC.


                                    By:  /s/ John W. Castle
                                         -----------------------
                                         John W. Castle
                                         Vice President and Treasurer